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                                                                    EXHIBIT 99.1

                             FOR IMMEDIATE RELEASE

                   DANIELSON HOLDING CORPORATION PRESS RELEASE


CHICAGO, ILLINOIS, NOVEMBER 7, 2003 - Danielson Holding Corporation ("DHC") (AMEX: DHC) today reported a loss of $3.4 million, or $0.11 per diluted share for the quarter ended September 30, 2003. That compares with a loss of $18.3 million, or $0.59 per diluted share in the third quarter of 2002. For the first nine months of 2003, DHC reported a loss of $65.8 million, or $2.13 per diluted share versus a loss of $14.0 million, or $0.57 per diluted share in the first nine months of 2002. The loss for the first nine months of 2003 includes $55.2 million attributable to its investment in American Commercial Lines, LLC ("ACL"), which was written down to zero during the period.

The current quarter and nine month figures include results from Danielson Indemnity Company ("DIND") and its subsidiary National American Insurance Company of California ("NAICC"), a California property and casualty company, along with ACL and two related companies - Global Material Services, LLC ("GMS"), a network of marine terminals and warehouse operations located on major river systems in the U.S., Europe and South America, and Vessel Leasing, LLC ("Vessel Leasing"), a company that leases barges to ACL.

As previously reported, on January 31, 2003, ACL filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Neither DHC, GMS nor Vessel Leasing filed for Chapter 11 protection. DHC, GMS and Vessel Leasing are not guarantors of ACL's debt nor are they liable for any of ACL's liabilities.

The ACL Chapter 11 Bankruptcy process presents inherent material uncertainty; it is not possible to determine the additional amount of claims against ACL that may arise or ultimately be filed, or predict the length of time that ACL will continue to operate under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, whether ACL will continue to operate in its present organizational structure, or the effects of the proceedings on the business of ACL, or on the interests of DHC and the various creditors of ACL. The ultimate recovery, if any, by DHC and the creditors of ACL will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what value will be ascribed in the bankruptcy proceedings to each of these constituencies. While it cannot presently be determined, DHC believes it will receive little or no value with respect to its equity interest in ACL.

                                     GENERAL

DHC is an American Stock Exchange listed company, engaging in the financial services, specialty insurance business, and marine transportation, through its subsidiaries and equity investees. In connection with efforts to preserve DHC's net operating tax loss carryforwards, DHC has imposed restrictions on the ability of holders of five percent or more of DHC common stock to transfer the common stock owned by them and to acquire additional common stock, as well as the ability of others to become five percent stockholders as a result of transfers of DHC's common stock.




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                               INSURANCE SERVICES

      Net premiums earned fell to $8.4 million in the third quarter of 2003 from $14.0 million in the same period last year, primarily due to a moratorium being placed on a large portion of the private passenger automobile line, cancellation of the commercial automobile program, and the expiration of all in force workers compensation policies. Net investment income decreased $0.5 million to $0.9 million in this year's third quarter. This decrease was attributable to reductions in both the overall portfolio yield and the cash and invested asset base. Net losses and loss adjustment expenses ("LAE") were $8.1 million for the third quarter of 2003, down from $11.6 million in the same period last year. The resulting loss and LAE ratios for the corresponding periods were 96.8% and 82.8%, respectively. The loss and LAE ratio increased in the quarter ended September 30, 2003 over the comparable period in 2002 due primarily to recording $1.3 million in adverse development of 2002 and prior accident years in the Montana workers' compensation line. Policy acquisition costs were $2.0 million for the quarter ended September 30, 2003 compared to $2.8 for the quarter ended September 27, 2002. As a percentage of net premiums earned, policy acquisition expenses were 23.7% and 19.8% for the quarters ended September 30, 2003 and September 27, 2002, respectively. The increase in the policy acquisition expense ratio in 2003 reflects earned premiums decreasing at a greater rate than NAICC was able to reduce fixed and variable acquisition costs. For the third quarter of 2003, the combined underwriting ratio, a key performance measurement for the insurance industry, grew to 137.9% compared to 113.2% during the third quarter 2002. Underwriting ratios measure the level of loss and loss expenses to earned premiums as well as the level of expenses to written premiums.

      Net premiums earned fell to $28.6 million in the nine months ended September 30, 2003 from $50.6 million in the same period last year, primarily due to a moratorium being placed on a large portion of the private passenger automobile line, cancellation of the commercial automobile program, and the expiration of all in force workers compensation policies. Net investment income decreased to $3.1 million in the nine months ended September 30, 2003 compared to $4.3 million for the nine months ended September 27, 2002. This decrease was attributable to reductions in both the overall portfolio yield and the cash and invested asset base. Net losses and LAE were $29.7 million for the first nine months of 2003, down from $43.0 million in the same period last year. The resulting loss and LAE ratios for the corresponding periods were 103.8% and 85.0%, respectively. The loss and LAE ratio increased in 2003 over 2002 due primarily to recording $4.3 million in adverse development of 2002 and prior accident years in the commercial automobile line and $3.3 million in adverse development in the Valor workers' compensation line. In 2002, $4.1 million of adverse development was recognized in workers' compensation and private passenger automobile lines. Policy acquisition costs were also down, $6.7 million for the nine months ended September 30, 2003 compared to $11.1 for the nine months ended September 27, 2002. As a percentage of net premiums earned, policy acquisition expenses were 23.5% and 22.0% for the nine months ended September 30, 2003 and September 27, 2002, respectively. The increase in the policy acquisition expense ratio in 2003 was due primarily to earned premiums decreasing at a greater rate than NAICC was able to reduce its variable and fixed acquisition costs. For the first nine months of 2003, the combined underwriting ratio, a key performance measurement for the insurance industry, grew to 140.5% compared to 115.7% during the first nine months of 2002. Underwriting ratios measure the level of loss and loss expenses to earned premiums as well as the level of expenses to written premiums.



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                             PARENT-ONLY OPERATIONS

      General and administrative expenses were approximately $0.8 million lower during the quarter ended September 30, 2003 compared to the quarter ended September 27, 2002. For the nine months ended September 30, 2003, general and administrative expenses were approximately $0.3 million lower than the comparable period in 2002. These decreases were primarily attributable to increased efficiency in the management of administrative costs and non-recurring expenses related to a 2002 modification of stock options.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of DHC and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan", "believe", "expect", "anticipate", "intend", "estimate", "project", "may", "will", "would", "could", "should", "seeks", or "scheduled to", or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PLSRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. DHC cautions investors that any forward-looking statements made by DHC are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to DHC, include, but are not limited to, the risks and uncertainties affecting their businesses described in Item 1 of DHC's Annual Report on Form 10-K for the year ended December 27, 2002 and in other securities filings by DHC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and DHC does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information about DHC generally, please visit www.danielsonholding.com.
Contact:
Philip G. Tinkler
Chief Financial Officer
Danielson Holding Corporation
(312) 466-4030


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